UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007

Whitestone REIT (Exact Name of Registrant as Specified in Its Charter)
Hartman Commercial Properties REIT (Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 111 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 20, 2007 Whitestone REIT, formerly known as Hartman Commercial Properties REIT, issued a press release announcing that it has learned that a group of five shareholders who had joined the lawsuit with Allen R. Hartman and Hartman Management L.P. against the REIT had voluntarily dismissed their case on April 17, 2007. The group of five shareholders had obtained permission from the United States District Court for the Southern District of Texas to file their Petition in Intervention on April 6, 2007.

The Interveners’ petition sought much of the same relief sought by Defendants Allen R. Hartman and Hartman Management L.P. in their claims against the REIT. Although the Interveners gave no reasons for their withdrawal, their dismissal came less than two weeks after the U.S. District Court issued a preliminary injunction prohibiting the company’s former chairman and CEO, Allan R. Hartman, from proceeding with a proxy consent solicitation in which he was attempting to remove the company’s present board members.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release, dated April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: April 20, 2007	By:	/s/ James C. Mastandrea
Name: James C. Mastandrea Title: Interim Chief Executive Officer